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
             BOSTON                                   LATHAM & WATKINS                                   NEW YORK
            BRUSSELS                                  ATTORNEYS AT LAW                               NORTHERN VIRGINIA
            CHICAGO                                      www.lw.com                                    ORANGE COUNTY
           FRANKFURT                                                                                       PARIS
            HAMBURG                                   ____________________                               SAN DIEGO
           HONG KONG                                                                                    SAN FRANCISCO
             LONDON                                                                                    SILICON VALLEY
          LOS ANGELES                                                                                    SINGAPORE
             MOSCOW                                                                                        TOKYO
           NEW JERSEY                                                                                 WASHINGTON, D.C.
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                                               April 30, 2002

Sempra Energy
101 Ash Street
San Diego, California 92101

          Re:  Certain United States Federal Tax Consequences
               ----------------------------------------------

Ladies and Gentlemen:

          We have acted as tax counsel to Sempra Energy, a Delaware corporation (the "Issuer"), in connection with the Issuer's registration statement on Form S-3 (No. 333-70640), and all amendments thereto (the "Registration Statement"), previously declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed public offering of Securities of the Issuer that may be offered and sold by the Issuer from time to time as set forth in the prospectus dated November 15, 2001, which forms a part of the Registration Statement. This opinion is rendered in connection with the registration, sale and issuance of up to 24,000,000 Equity Units (including 2,000,000 Equity Units subject to an over-allotment option) pursuant to a prospectus supplement dated April 24, 2002 (the "Prospectus Supplement"). Terms which are used but not otherwise defined herein shall have the meanings ascribed to them in the Prospectus Supplement.

          In connection with our representation of the Issuer, you have requested our opinion concerning the statements in the Prospectus Supplement under the caption "Certain United States Federal Income Tax Consequences." The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Registration Statement.

          We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

          Based on such facts and assumptions and subject to the limitations set forth in the Prospectus Supplement, the statements set forth in the Prospectus Supplement under the caption "Certain United States Federal Income Tax Consequences" insofar as they purport to summarize the provisions of specific statutes and regulations referred to therein, are accurate summaries in all material respects.

          No opinion is expressed as to any matter not discussed herein.


--------------------------------------------------------------------------------
    633 West Fifth Street, Suite 4000 . Los Angeles, California  90071-2007
                TELEPHONE: (213) 485-1234 . FAX: (213) 891-8763
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LATHAM & WATKINS

April 30, 2002
Page 2


          This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislation, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Also, any variation or difference in the facts from those set forth in Registration Statement may affect the conclusions stated herein.

          This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Prospectus Supplement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation, for any purpose, without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement.


                                 Very truly yours,

                                 /s/ Latham & Watkins